EXHIBIT 12(b)

		      FLORIDA POWER & LIGHT COMPANY
			 COMPUTATION OF RATIOS

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										    Six Months Ended
										     June 30, 1998
										    ----------------
										  (Millions of Dollars)


RATIO OF EARNINGS TO FIXED CHARGES
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Earnings, as defined:
  Net income .................................................................          $ 273
  Income taxes ...............................................................            149
  Fixed charges, as below ....................................................            107

    Total earnings, as defined ...............................................          $ 529

Fixed charges, as defined:
  Interest charges ...........................................................          $ 100
  Rental interest factor .....................................................              2
  Fixed charges included in nuclear fuel cost ................................              5

    Total fixed charges, as defined ..........................................          $ 107

Ratio of earnings to fixed charges ...........................................           4.94



RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

Earnings, as defined:
  Net income .................................................................          $ 273
  Income taxes ...............................................................            149
  Fixed charges, as below ....................................................            107

    Total earnings, as defined ...............................................          $ 529

Fixed charges, as defined:
  Interest charges ...........................................................          $ 100
  Rental interest factor .....................................................              2
  Fixed charges included in nuclear fuel cost ................................              5

    Total fixed charges, as defined ..........................................            107

Non-tax deductible preferred stock dividends .................................              7
Ratio of income before income taxes to net income ............................           1.55

Preferred stock dividends before income taxes ................................             11

Combined fixed charges and preferred stock dividends .........................          $ 118

Ratio of earnings to combined fixed charges and preferred stock dividends ....           4.48
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